CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to the registration statement on Form N-1A "Registration Statement") of our report dated November 21, 2000 relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of Franklin Templeton Global Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

                              /s/ PricewaterhouseCoopers LLP
                              ------------------------------
                              PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
February 27, 2001